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                                  NSAR ITEM 77O

                                  VK Pace Fund
                               10f-3 Transactions

  UNDERWRITING #           UNDERWRITING               PURCHASED FROM      AMOUNT OF SHARES   % OF UNDERWRITING    DATE OF PURCHASE
                                                                             PURCHASED


         1          United Parcel Service, Inc.    Salomon Smith Barney        93,500             0.085%             11/09/99
         2                   Palm Inc.                  Soundview              31,200             0.136%             03/01/00
         3              Time Warner Telecom            Lehman Bros.           100,000            0.9867%             04/26/00


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                   Other Underwriters in the syndicate for #1
----------------------------------------------------------------------------------------------------------------------------------


Morgan Stanley & Co. Incorporated                    Guzman & Company                          Tucker Anthony Cleary Gull
Goldman Sachs & Co.                                  J.J.B. Hilliard, W.L. Lyons, Inc.         Utendahl Capital Partners, L.P.
Merrill Lynch, Pierce, Fenner & Smith                ING Barings LLC                           Wachovia Securities, Inc.
Credit Suisse First Boston Corporation               Jackson Securities Incorporated           The Williams Capital Group, L.P.
Salomon Smith Barney Inc.                            Edward D. Jones & Co., L.P.
Warburg Dillon Read LLC                              Lazard Freres & Co., L. P.
ABN AMRO Incorporated                                Legg Mason Wood Walker, Incorporated
Banc of America Securities LLC                       Lehman Brothers Inc.
BancBoston Robertson Stephens Inc.                   Melvin Securities, L.L.C.
Bear, Stearns & Co. Inc.                             J.P. Morgan Securities Inc.
Sanford C. Bernstein & Co. Inc.                      Morgan Keegan & Company, Inc.
Blaylock & Partners L.P.                             Nesbitt Burns Securities Inc.
J.C. Bradford & Co.                                  PaineWebber Incorporated
Chatsworth Securities LLC                            Prudential Securities Incorporated
Deutsche Bank Securities Inc.                        Ramirez & Co., Inc.
Donaldson, Lufkin & Jenrette Securities Corporation  RBC Dominion Securities Inc.
E* Offering Corp.                                    The Robinson-Humphrey Company, LLC.
A.G. Edwards & Sons, Inc.                            Charles Schwab & Co., Inc.
First Union Securities, Inc.                         Scott & Stoingfellow, Inc.
Gruntal & Co., L.L.C.                                Muriel Siebert & Co., Inc.

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Other Underwriters in the Syndicate for #2           Other Underwriters in the Syndicate for #3
--------------------------------------------         ------------------------------------------


Goldman, Sachs & Co.                                 Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated                    Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated   Bear, Stearns & Co. Inc.
FleetBoston Robertson Stephens Inc.                  Donaldson, Lufkin & Jenrette Securities Corporation
Banc of America Securities LLC
Sanford C. Bernstein & Co., Inc.
Chase Securities Inc.
Credit Lyonnais Securities (USA) Inc.
Deutsche Bank Securities Inc.
Fidelity Capital Markets
HSBC Securities (USA) Inc.
SG Cowen Securities Corporation
Salomon Smith Barney Inc.
SoundView Technology Group, Inc.
U.S. ancorp Piper Jaffray Inc.

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